INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Initial Registration Statement of MetLife Investors Variable Annuity Account One (formerly, Cova Variable Annuity Account
One) of MetLife Investors Insurance Company (formerly, Cova Financial Services Life Insurance Company (the Company)) on Form N-4 of our report dated February 22, 2001 relating to the consolidated financial statements of the Company (which report expresses an unqualified opinion and includes an explanatory paragraph that discusses the Company's change in basis of accounting as a result of a business combination accounted for as a purchase), and our report dated March 9, 2001 relating to the financial statements of Cova Variable Annuity Account One, appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of MetLife Investors Variable Annuity Account One), which is part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.



/s/DELOITTE & TOUCHE LLP

Chicago, Illinois
April 30, 2001


                        Consent of Independent Auditors


The Board of Directors
MetLife Investors Insurance Company


We consent to the use of our reports on the consolidated financial statements of Cova Financial Services Life Insurance Company and subsidiaries (now known as MetLife Investors Insurance Company) (the Company) dated February 4, 2000, and on the financial statements of the sub-accounts of Cova Variable Annuity Account One (now known as MetLife Investors Variable Annuity Account One) dated March 20, 2000, and to the reference to our firm under the heading "Experts" in the Statement of Additional Information, in an initial Registration Statement on Form N-4 of MetLife Investors Variable Annuity Account One.


                                                  /s/KPMG LLP
                                                  ------------
                                                    KPMG LLP


Chicago, Illinois
April 30, 2001